                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 8-K/A

                               (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) MAY 5, 1995


                             POLYPHASE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    NEVADA
                 (State or other jurisdiction of incorporation)

         1-9083                                           23-2708876
 (Commission File Number)                    (IRS Employer Identification No.)

  16885 DALLAS PARKWAY, DALLAS, TEXAS                       75248
(Address of principal executive offices)                 (Zip Code)

     Registrant's telephone number, including area code    (214) 732-0010

The following financial statements are filed as part of this Form 8-K/A:

Item 7.  Financial Statements and Pro Forma Financial Information


                                                         Page Number
                                                        -------------
(a)  Financial Statements of  IBM Foods, Inc.

     Report of  Ernst & Young  LLP,
     Independent Auditors                                       F-1

     Balance Sheet as of September 25, 1994                     F-2

     Statements of Income and Retained Earnings for the Year
       ended September 25, 1994, the  Four Months ended
       September 26, 1993 and the Year Ended May 30, 1993       F-3

     Statements of Cash Flows For the Year
       ended September 25, 1994, the  Four Months ended
       September 26, 1993 and the Year ended May 30, 1993       F-4

     Notes to Financial Statements                              F-5

(b)  Pro Forma Consolidated Financial Information of
      Polyphase Corporation (Unaudited)

     Introduction to Pro Forma Consolidated                    F-12
       Financial Information

     Pro Forma Consolidated Balance Sheet
      as of March 31, 1995                                     F-13

     Pro Forma Consolidated Statement of Operations
      for the Year Ended September 30, 1994                    F-15

     Pro Forma Consolidated Statement of Operations
      for the Six Months Ended March 31,1995                   F-16

     Notes to Pro Forma Consolidated Financial Information     F-17

(c)  Exhibits

     The following exhibits have been furnished in accordance with Item 601 of Regulation S-K:

     *1.  Loan and Security Agreement, dated May 5, 1995, among FINOVA Capital
          Corporation and Overhill Farms, Inc.

     *2.  Secured Promissory Note in principal amount of $2,000,000, dated May
          5, 1995.

     *3.  Secured Promissory Note in principal amount of $4,000,000, dated May
          5, 1995.

     *4.  Intercreditor and Subordination Agreement, dated May 5, 1995, among
          FINOVA Capital Corporation, Rice Partners II, L.P., and Overhill
          Farms, Inc.

     *5.  Note Purchase Agreement, dated May 5, 1995, among Rice Partners II,
          L.P. and Overhill Farms, Inc.

     *6.  Warrant Purchase Agreement, dated May 5, 1995, among Rice Partners II,
          L.P., Polyphase Corporation and Overhill Farms, Inc.

     *7.  Warrant, dated May 5, 1995.

     *8.  Shareholder Agreement, dated May 5, 1995, among Rice Partners II,
          L.P., Polyphase Corporation and Overhill Farms, Inc.

     *9.  Senior Subordinated Note in principal amount of $13,000,000, dated May
          5, 1995.

    *10.  Asset Purchase Agreement, dated May 5, 1995, among IBM Foods, Inc. and
          Overhill Farms, Inc., and acknowledged by Polyphase Corporation and
          Maurice H. Gettleman.

    *11.  Nonrecourse Continuing Corporate Guaranty, dated May 5, 1995, by
          Polyphase Corporation.

- -----------------
* Previously filed.


                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              POLYPHASE CORPORATION


                              By /s/ Paul A. Tanner
                                -----------------------------
                                Paul A. Tanner, President and
                                Chief Executive Officer

Dated: July 18, 1995

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
IBM Foods, Inc.

We have audited the accompanying balance sheet of IBM Foods, Inc., as of September 25, 1994, and the related statements of income and retained earnings, and cash flows for the year ended September 25, 1994, the four months ended September 26, 1993, and the year ended May 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBM Foods, Inc., at September 25, 1994, and the results of its operations and its cash flows for the year ended September 25, 1994, the four months ended September 26, 1993, and the year ended May 30, 1993, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP

June 29, 1995

                                IBM Foods, Inc.

                                 Balance Sheet

                               September 25, 1994


ASSETS
Current assets:
  Cash and cash equivalents                  $ 24,027,403
  Accounts receivable, primarily trade,
   less allowance for doubtful accounts
   of $5,000                                    6,796,575

  Inventories (Note 3)                         10,495,780
  Prepaid expenses and deposits                   668,620
                                             ------------

Total current assets                           41,988,378

Property, plant and equipment, at cost:
  Land and buildings                              641,138
  Fixture and equipment                        14,135,930
  Leasehold improvements                        2,597,374
  Automotive equipment                            435,524
                                             ------------

                                               17,809,966
Less accumulated depreciation and
 amortization                                 (11,269,567)
                                             ------------
                                                6,540,399

Other assets                                    1,734,905
                                             ------------
Total assets                                 $ 50,263,682
                                             ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, primarily trade          $  2,064,654
  Accrued liabilities and other (Note 4)        2,248,994
                                             ------------

Total current liabilities                       4,313,648

Deferred compensation (Note 5)                    345,545

Commitments (Note 6)

Shareholders' equity:
  Common stock, no par value
    Authorized shares -- 500,000
    Issued and outstanding shares -- 196,320    1,501,519
Additional paid-in capital                      1,535,190
Retained earnings                              42,567,780
                                             ------------
Total shareholders' equity                     45,604,489
                                             ------------
Total liabilities and shareholders'
 equity                                      $ 50,263,682
                                             ============

See accompanying notes.

                                IBM Foods, Inc.

                   Statements of Income and Retained Earnings



                                                            FOUR MONTHS
                                           YEAR ENDED          ENDED         YEAR ENDED
                                          SEPTEMBER 25,    SEPTEMBER 26,       MAY 30,
                                              1994             1993             1993
                                          -----------------------------------------------
Net sales                                 $99,534,629      $37,216,811       $117,508,914
Cost of sales                              84,967,688       31,095,731         99,573,131
                                          -----------------------------------------------
Gross profit                               14,566,941        6,121,080         17,935,783

Selling, general and administrative
 expenses                                   8,411,890        3,200,020          9,653,335
                                          -----------------------------------------------
Income from operations                      6,155,051        2,921,060          8,282,448

Other income                                  632,920          170,876            369,699
                                          -----------------------------------------------
Income before provision for income taxes    6,787,971        3,091,936          8,652,147

Provision for income taxes (Note 7)            45,353          253,204          3,472,797
                                          -----------------------------------------------
Net income                                  6,742,618        2,838,732          5,179,350

Retained earnings, beginning of period     39,532,162       37,308,430         32,129,080
Dividends declared on common stock         (3,707,000)        (615,000)                --
                                          -----------------------------------------------
Retained earnings, end of period          $42,567,780      $39,532,162       $ 37,308,430
                                          ===============================================

Earnings per common share                      $34.35           $14.46             $26.38
                                          ===============================================
Average number of common
 shares outstanding                           196,320          196,320            196,320
                                          ===============================================

See accompanying notes

                                IBM Foods, Inc.

                            Statements of Cash Flows

                                                              FOUR MONTHS
                                           YEAR ENDED            ENDED         YEAR ENDED
                                          SEPTEMBER 25,      SEPTEMBER 26,       MAY 30,
                                              1994                1993            1993
                                          ------------------------------------------------

OPERATING ACTIVITIES
Net income                                 $ 6,742,618        $ 2,838,732      $ 5,179,350
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation and amortization              1,693,310            584,011        1,791,385
  Loss on disposal of property and
   equipment                                    60,830              3,321           27,592
    Provision for deferred income taxes             --            341,704          494,095
    Provision for deferred compensation             --             37,671           94,775
    Changes in operating assets and
     liabilities:
      Accounts receivable                      220,866         (1,020,492)         (85,450)
      Inventories                              473,686           (652,998)       1,478,838
      Prepaid expenses and deposits            180,067            902,225         (402,981)
      Other assets                            (716,798)          (149,135)          (1,428)
      Accounts payable                        (697,780)            25,167          416,555
      Accrued liabilities and other           (421,382)        (1,542,023)      (1,970,598)
                                           -----------------------------------------------
Net cash provided by operating activities    7,535,417          1,368,183        7,022,133

INVESTING ACTIVITIES
Additions to property, plant and equipment    (505,849)        (1,070,635)        (757,193)
Premiums paid on life insurance
 policies representing an increase in
 cash surrender value                         (182,587)           (33,888)        (139,031)
                                           -----------------------------------------------
Net cash used in investing activities         (688,436)        (1,104,523)        (896,224)

FINANCING ACTIVITIES
Dividends paid                              (3,707,000)          (615,000)              --
                                           -----------------------------------------------
Net cash used in financing activities       (3,707,000)          (615,000)              --

Net increase (decrease) in cash and
 cash equivalents                            3,139,981           (351,340)       6,125,909

Cash and cash equivalents at beginning
 of period                                  20,887,422         21,238,762       15,112,853
                                           -----------------------------------------------
Cash and cash equivalents at end of
 period                                    $24,027,403        $20,887,422      $21,238,762
                                           ===============================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for income taxes                 $   892,093        $   126,340      $ 3,770,000
                                           ===============================================

See accompanying notes.

                                IBM Foods, Inc.

                         Notes to Financial Statements

                               September 25, 1994

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT CUSTOMERS

IBM Foods, Inc. (the Company) is a food processor that produces high quality entrees, plated meals, soups, sauces and poultry, meat and fish specialties primarily for customers in the airline, weight loss and restaurant chain industries in the United States.

Significant customers accounted for the following percentages of the Company's sales:


                                           FOUR MONTHS
                             YEAR ENDED       ENDED         YEAR ENDED
                            SEPTEMBER 25,  SEPTEMBER 26,      MAY 30,
                                1994          1993             1993
                           ---------------------------------------------
Jenny Craig, Inc.              34.9%           42.2%           44.1%
American Airlines, Inc.        14.2%           16.6%           12.6%


No other customer accounted for sales of 10% or more in the periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

Effective May 31, 1993, the Company elected to change its fiscal year from the last Sunday in May to the last Sunday in September. The fiscal years ended September 25, 1994, and May 30, 1993, are both 52-week periods. The transitional period ended September 26, 1993, is a 17-week period.

CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of demand deposits, cash equivalents, and trade receivables. Demand deposits usually exceed the amount of insurance provided by the Federal Deposit Insurance Corporation. Cash equivalents are invested in securities backed by the United States Government. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

                                IBM Foods, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Sales are recognized when products are shipped. The Company provides for estimated returns and allowances at the time of sale.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less. The amount reported in the balance sheet approximates fair value.

INVENTORIES

Inventories, which include material, labor, and manufacturing overhead, are stated at the lower of standard cost, which approximates the first-in, first-out method or market.

PROPERTY, PLANT, AND EQUIPMENT

The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets, which range from 3 to 8 years. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is generally computed on the straight-line method.

Expenditures for maintenance and repairs are charged against income. Betterments and major renewals are capitalized. Costs and related accumulated depreciation of properties sold or otherwise retired are eliminated from the accounts and gains or losses on disposals are included in other income.

                                IBM Foods, Inc.

3. INVENTORIES

Inventories at September 25, 1994, consist of the following:


Raw ingredients                           $ 3,207,798
Processed poultry and commodities             499,800
Finished product                            6,692,539
Packaging                                     698,023
Obsolescence reserve                         (602,380)
                                          -----------
                                          $10,495,780
                                          ===========

4. ACCRUED LIABILITIES AND OTHER

Accrued liabilities and other at September 25, 1994, consist of the following:


Compensation                              $1,312,493
Retirement plan contribution                 347,059
Taxes other than income                      210,648
Other                                        378,794
                                          ----------
                                          $2,248,994
                                          ==========

5. EMPLOYEE BENEFIT PLANS

The Company sponsors a profit-sharing plan covering substantially all employees who are not covered by a collective bargaining agreement. Contributions to the plan may be in the form of cash or the capital stock of the Company. The amount of the annual contributions are determined at the discretion of the Board of Directors. The cost of the plan charged to operations, consisting only of cash contributions, was $347,059, $247,666 and $727,763 for the year ended September 25, 1994, the four months ended September 26, 1993, and the year ended May 30, 1993, respectively.

The Company maintains a deferred compensation plan for a key employee. It provides for deferred compensation totaling $1.74 million to take effect on the employee's death, termination, retirement or total disability as set forth in the plan. Such compensation is being accrued over the employee's estimated period of active employment from the time the contract was entered into so that on the anticipated date of retirement the then present

                                IBM Foods, Inc.

5. EMPLOYEE BENEFIT PLANS (CONTINUED)

value (discounted at 8.5%) of the deferred payments, which are to be made over a fifteen-year period, will be fully accrued.

The cost of the plan charged to operations was $-0-, $37,671 and $94,775 for the year ended September 25, 1994, the four months ended September 26, 1993, and the year ended May 30, 1993, respectively.

Refer to Note 8 for discussion of a subsequent event which affected the period over which the deferred compensation could be accrued.

6. LEASES

The Company leases substantially all of its facilities under operating leases expiring in the period from January 31, 1996, to July 31, 1999. The leases provide for renewal options for periods through 1999 to 2003 at substantially the same terms as the current leases.

The leases include a lease, providing for minimum annual payments of $144,000, in which the Company's principal shareholder has a substantial interest.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of September 25, 1994, are as follows:


YEAR ENDING SEPTEMBER
- ---------------------

1995                                   $  778,002
1996                                      778,002
1997                                      492,180
1998                                      415,050
1999                                      235,875
Thereafter                                     --
                                       ----------
Total minimum future lease payments    $2,669,109
                                       ==========

                                IBM Foods, Inc.

6. LEASES (CONTINUED)

Total rental expenses under all operating leases was $862,750, $275,391 and $928,976 for the year ended September 25, 1994, the four months ended September 26, 1993, and the year ended May 30, 1993.

7. PROVISION FOR FEDERAL INCOME TAXES

Effective June 1, 1993, the shareholders of the Company elected to be taxed as an "S Corporation" for both Federal and State Income Tax purposes. Pursuant to such election substantially all income taxes on the Company's earnings are the obligation of the Company's shareholders with the exception of certain minimal California state income taxes which will continue to be assessed against the Company. Additionally, the Company is contingently liable for certain net built-in gains recognized during a 10-year period from the disposition of assets held by the Company on the date of its "S Corporation" election. Refer to Note 8 for discussion of a subsequent event which triggered the built-in gains tax.

The elements of the income tax provision are summarized as follows:


                                               FOUR MONTHS
                               YEAR ENDED        ENDED        YEAR ENDED
                              SEPTEMBER 25,   SEPTEMBER 26,     MAY 30,
                                  1994            1993           1993
                              ------------------------------------------

Current:
 Federal                         $    --        $     --      $2,272,799
 State                            45,353         (88,500)        705,903
                              ------------------------------------------
Total current                     45,353         (88,500)      2,978,702
                              ------------------------------------------
Deferred:
 Federal                              --         341,704         395,602
 State                                --              --          98,493
                              ------------------------------------------
Total deferred                        --         341,704         494,095
                              ------------------------------------------
Total income tax provision       $45,353        $253,204      $3,472,797
                              ==========================================

                                IBM Foods, Inc.

7. PROVISION FOR FEDERAL INCOME TAXES (CONTINUED)

The deferred tax provision for the four months ended September 26, 1993, reflects the write-off of the Company's net deferred tax assets at the date the Company converted to an "S Corporation." Deferred state taxes have not been provided for periods subsequent to May 30, 1993, as the amounts are not material.

For the year ended May 30, 1993, the deferred tax provisions were computed in accordance with Accounting Principles Board Opinion No. 11 and represent the effect of timing differences between financial and income tax reporting. The deferred income tax provisions attributable to timing differences for the year ended May 30, 1993, are summarized as follows:

                                  YEAR ENDED
                                    MAY 30,
                                     1993
                                  -----------
Depreciation                        $(19,354)
Deferred compensation                (40,048)
Accounts receivable allowances        62,748
Inventory valuation                  (12,823)
Other accruals                       503,572
                                    --------
Total                               $494,095
                                    ========

The difference between the provision for income taxes at the federal income tax statutory rate and the Company's effective income tax rate is as follows:


                                               YEAR ENDED MAY 30, 1993
                                        ----------------------------------
                                                             PERCENT OF
                                             AMOUNT         PRETAX INCOME
                                        ----------------------------------

Federal income taxes computed by
 applying the statutory rate              $2,941,730            34.0%

State income taxes, net of federal tax
 benefit                                     529,729             6.1

Other                                          1,338              --
                                        ----------------------------------
Total provision for income taxes          $3,472,797            40.1%
                                        ==================================

                                IBM Foods, Inc.

8. SUBSEQUENT EVENTS

On May 5, 1995, the Company sold substantially all of its operating assets, excluding cash and cash equivalents, to Polyphase Corporation (Polyphase) for approximately $30 million and Polyphase assumed substantially all liabilities of the Company except for the Company's obligations under its profit sharing and deferred compensation plans.

As a result of the sale of substantially all assets of the Company, the built-in gains tax referred to in Note 7 will be assessed against the Company and is estimated to total $4.2 million and will be reflected in the Company's income tax provisions for the period ended May 5, 1995.

On October 4, 1994, the Company amended its deferred compensation plan referred to in Note 5 to provide for a lump sum benefit of $1.7 million, which replaced the previous provision for a fifteen year payout. Furthermore, the Company added provisions to the deferred compensation plan whereby the full lump sum benefit would be payable, in addition to an amount approximating the key employee's annual compensation, if the Company sold substantially all of its business and assets to a third party. Accordingly, effective with the sale of the Company on May 5, 1995, the Company will record a charge of $1.9 million to accrue for the full expected benefits to be paid under the deferred compensation plan.

                             POLYPHASE CORPORATION
          INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The accompanying Pro Forma Consolidated Balance Sheet as of March 31, 1995 and Pro Forma Statements of Operations for the year ended September 30, 1994 and for the six months ended March 31, 1995 present the pro forma financial position and the pro forma results of operations of Polyphase Corporation and Subsidiaries ("Polyphase") and Overhill Farms, Inc. ("Overhill"). Overhill was formed by Polyphase to acquire substantially all the operating assets of IBM Foods, Inc., which was completed as of May 5, 1995 and has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 ("APB 16"). The pro forma adjustments in the accompanying pro forma financial statements also reflect the acquisition as a purchase under APB 16.

     The financial information for the year ended September 30, 1994 also includes the pro forma results of the acquisition of Texas Timberjack, Inc. ("Timberjack") which was completed June 24, 1994, the details of which were presented in Amendment No.2 to Form 8-K/A dated June 24, 1994. Accordingly, the pro forma effect of the Timberjack acquisition on fiscal 1994 is presented in summary form only. Timberjack's assets and operations have been included in the Company's consolidated financial statements since the date of its acquisition.

     The pro forma consolidated statements include all material adjustments necessary to present the pro forma financial position and results of operations of the combined entities assuming that the acquisitions described above had been consummated as of March 31, 1995 for purposes of the pro forma consolidated balance sheet; and as of October 1, 1993 for purposes of the pro forma consolidated statements of operations. The pro forma information does not purport to be indicative of the financial position or results of operations that may be obtained in the future or as they might have been had they actually been combined as of or for the above periods.

     The pro forma information has been prepared by Polyphase management and all calculations have been made by Polyphase management based on assumptions deemed appropriate by management. Certain of these assumptions are set forth under the Notes to Pro Forma Consolidated Financial Information.

     The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto and the historical financial statements and notes thereto for the businesses acquired.

                    POLYPHASE CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1995
                                  (UNAUDITED)


                                                            Pro Forma Adjustments  (1)
                                                           ----------------------------
                                 Polyphase                     Assets
                               Corporation       IBM      and Liabilities                      Pro
                                   and          Foods,       Retained by       Other          Forma
                               Subsidiaries      Inc.          Seller       Adjustments   Consolidated
                               ------------- -----------  ---------------   ------------  -------------

      ASSETS
Current Assets:
 Cash and cash equivalents     $   275,929   $28,929,177    $(28,929,177)                   $   275,929
 Accounts receivable, trade      3,592,177     7,579,017        (379,661)                    10,791,533
 Sales contracts, current        4,574,628                                                    4,574,628
 Notes receivable                2,464,997                                                    2,464,997
 Related party receivable          784,548                                                      784,548
 Inventories                    12,777,470    10,138,880                       511,101(2)    23,427,451
 Prepaids and other                491,272     1,080,758        (195,406)                     1,376,624
                               -----------   -----------                                    -----------
    Total Current Assets        24,961,021    47,727,832                                     43,695,710
                               -----------   -----------                                    -----------

Property and equipment, net      3,721,310     5,950,484        (396,565)      417,000(2)     9,692,229

Other Assets:
 Notes receivable                  654,904                                                      654,904
 Sales contracts                 2,573,228                                                    2,573,228
 Restricted cash                   589,989                                                      589,989
 Goodwill, net                   9,151,723                                  10,284,623(2)    19,436,346
 Other intangibles               1,284,458                                   1,019,000(2)     2,303,458
 Other assets                    1,082,331     1,741,920      (1,700,319)                     1,123,932
                               -----------   -----------                                    -----------

    Total Other Assets          15,336,633     1,741,920                                     26,681,857
                               -----------   -----------                                    -----------

    Total Assets               $44,018,964   $55,420,236                                    $80,069,796
                               ===========   ===========                                    ===========

                     POLYPHASE CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                              AS OF MARCH 31, 1995
                                  (UNAUDITED)

                                                                                 Pro Forma Adjustments (1)
                                                                                 --------------------------
                                               Polyphase                             Assets
                                              Corporation             IBM       and Liabilities                     Pro
                                                  and                Foods,       Retained by        Other         Forma
                                              Subsidiaries            Inc.           Seller       Adjustments   Consolidated
                                             -------------         ----------   ---------------   -----------   ------------
LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities:
 Notes payable                                $16,038,085                                         $8,854,031(2)  $
                                                                                                   1,008,000(3)   25,900,116
 Accounts payable                               3,306,897             2,808,790                                    6,115,687
 Accrued expenses and other                     2,294,544             3,365,677      (1,977,666)                   3,682,555
 Current maturities
  of long-term debt                               737,491                                          1,149,000(2)    1,886,491
                                              -----------           -----------                                  -----------

    Total Current Liabilities                  22,377,017             6,174,467                                   37,584,849
                                              -----------           -----------                                  -----------

Long Term Liabilities:
 Deferred federal income tax                      200,000                                                            200,000
 Reserve for credit
  guarantees and other                            711,874                                                            711,874
 Long term debt                                 5,059,421                                          4,851,000(2)    9,910,421
 Subordinated debt                                                                                12,550,000(2)   12,550,000
                                              -----------           -----------                                  -----------

    Total  Liabilities                         28,348,312             6,174,467                                   60,957,144
                                              -----------           -----------                                  -----------

Redeemable common stock
 purchase warrants of subsidiary                                                                     450,000(2)      450,000

Stockholder's Equity:
  Preferred stock                                   1,000                                                              1,000
  Common stock                                    119,991             1,501,519      (1,501,519)                     119,991
  Paid-in capital                              21,743,415             1,535,190      (1,535,190)                  21,743,415
  Notes receivable                             (2,992,000)                                         2,992,000(3)           --
  Retained earnings                            (3,201,754)           46,209,060     (46,209,060)                  (3,201,754)
                                              -----------           -----------                                  -----------

   Total Stockholders Equity                   15,670,652            49,245,769                                   18,662,652
                                              -----------           -----------                                  -----------

     Total Liabilities and
      Stockholders Equity                     $44,018,964           $55,420,236                                  $80,069,796
                                              ===========           ===========                                  ===========


                    POLYPHASE CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED SEPTEMBER 30, 1994 (UNAUDITED)


                                 Column A         Column B        Column C       Column D        Column E
                             ---------------  ---------------   -----------    ------------    ------------
                                                Pro Forma
                               Polyphase        Polyphase
                              Corporation      Corporation          IBM             Pro             Pro
                                   and            and              Foods,          Forma           Forma
                             Subsidiaries(1)  Subsidiaries(1)     Inc.(1)      Adjustments(1)  Consolidated
                             ---------------  ---------------   -----------    --------------  -------------
Net sales                     $24,970,404      $50,735,329      $99,534,629     $        --     $150,269,958
Cost of sales                  19,970,235       40,878,411       84,967,688              --      125,846,099
                              -----------      -----------      -----------     -----------     ------------
Gross profit                    5,000,169        9,856,918       14,566,941              --       24,423,859

Selling, general and
  administrative expenses       4,644,787        8,720,331        8,411,890         168,000 (4)   17,300,221
                              -----------      -----------      -----------     -----------     ------------

Operating income                  355,382        1,136,587        6,155,051        (168,000)       7,123,638

Other income (expense)
Non-recurring charge-grant
  of stock options             (1,400,000)      (1,400,000)              --              --       (1,400,000)
Interest expense                 (447,987)      (1,874,719)              --      (3,656,000)(5)   (5,530,719)
Interest income and other         125,730        1,221,285          632,920        (632,000)(6)    1,222,205
                              -----------      -----------      -----------     -----------     ------------
Total other income
 (expense)                     (1,722,257)      (2,053,434)        (632,920)     (4,288,000)      (5,708,514)
                              -----------      -----------      -----------     -----------     ------------

Earnings (loss) before
 income taxes, extraordinary
 item, cumulative effect
 of accounting change
 and warrant accretion         (1,366,875)        (916,847)       6,787,971      (4,456,000)       1,415,124
Income taxes                       17,000           17,000           45,353         564,000 (7)      626,353
                              -----------      -----------      -----------     -----------     ------------
Income before accretion of
 common stock purchase
 warrants of subsidiary        (1,383,875)        (933,847)       6,742,618      (5,020,000)         788,771

Accretion of common stock
 purchase warrants of
 subsidiary                            --               --               --        (290,000)(2)     (290,000)
                              -----------      -----------      -----------     -----------     ------------

Income (loss) before
 extraordinary item and
 cumulative effect of
 accounting change            $(1,383,875)     $  (933,847)     $ 6,742,618     $(5,310,000)    $    498,771
                              ===========      ===========      ===========     ===========     ============

Income (loss) per share
 before extraordinary item
 and cumulative effect of
 accounting change            $      (.28)     $      (.19)                                     $        .06(8)
                              ===========      ===========                                      ============

Weighted average common
  shares outstanding            4,881,454        4,881,454                                         7,818,602(8)
                              ===========      ===========                                      ============

                     POLYPHASE CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE SIX MONTHS ENDED MARCH 31, 1995 (UNAUDITED)

                             Polyphase
                            Corporation             IBM            Pro              Pro
                                and                Foods          Forma            Forma
                            Subsidiaries            Inc.       Adjustments     Consolidated
                            ------------        -----------    -----------     ------------

Net sales                    $26,442,576        $50,409,147    $        --      $76,851,723
Cost of sales                 20,343,395         42,708,099             --       63,051,494
                             -----------        -----------    -----------      -----------
Gross profit                   6,099,181          7,701,048             --       13,800,229

Selling, general and
  administrative expenses      4,216,055          4,282,720         75,000 (4)    8,573,775
                             -----------        -----------    -----------      -----------

Operating income               1,883,126          3,418,328        (75,000)       5,226,454

Other income (expense)
  Interest expense            (1,075,525)                --     (1,657,000)(5)   (2,732,525)
  Interest income and other      416,727           (504,378)      (504,000)(6)     (417,105)
                             -----------        -----------    -----------      -----------

Total other income (expense)    (658,798)          (504,378)    (2,161,000)      (2,315,420)
                             -----------        -----------    -----------      -----------

Earnings (loss) before
 income taxes and warrant
 accretion                     1,224,328          3,922,706     (2,236,000)       2,911,034

Income taxes                      45,000                 --        752,000 (7)      797,000
                             -----------        -----------    -----------      -----------
Income before accretion of
  common stock purchase
  warrants of subsidiary       1,179,328          3,922,706     (2,988,000)       2,114,034

Accretion of common
  stock purchase warrants
  of subsidiary                       --                 --       (246,000)(2)     (246,000)
                             -----------        -----------    -----------      -----------

Net income (loss)            $ 1,179,328        $ 3,922,706    $(3,234,000)     $ 1,868,034
                             ===========        ===========    ===========      ===========

Income (loss) per share      $       .10                                        $       .15
                             ===========                                        ===========

Weighted average common
  shares outstanding          12,361,287                                         12,361,287
                             ===========                                        ===========


                    POLYPHASE CORPORATION AND SUBSIDIARIES
                   NOTES TO PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)


(1) Effective May 5, 1995, Polyphase Corporation (the Company), through its newly-formed subsidiary Overhill Farms, Inc. (Overhill), purchased substantially all the operating assets of IBM Foods, Inc. (IBM). In consideration for the acquisition, Overhill agreed to a cash purchase price equal to the net book value of the assets acquired, plus $9.5 million, less certain liabilities to be assumed.

    The basis of presentation of the accompanying pro forma balance sheet is as if the acquisition occurred as of March 31, 1995, using the book values of IBM's assets and liabilities as of March 26, 1995. In such pro forma balance sheet, a pro forma entry was made to the recorded amounts for IBM to adjust such amounts to exclude certain assets and liabilities that were to be retained by the Seller (IBM). Additional pro forma adjustments (as explained below) have been separately presented to reflect the purchase transaction as of the balance sheet date.

    The pro forma statement of operations for the year ended September 30, 1994 presents the Company's historical results of operations for such fiscal year in Column A. The pro forma results of operations in Column B reflect the pro forma results for such fiscal year assuming the completion of the Company's acquisition of Texas Timberjack, Inc. (Timberjack), which was actually completed June 24, 1994, as of the beginning of such fiscal year. The pro forma adjustments applied in arriving at such amounts are explained in detail in the Company's Form 8-K/A (Amendment No. 2) dated June 24, 1994 which is incorporated herein by reference. To such pro forma results are added the historical results of operations of IBM for its fiscal year ended September 25, 1994 (Column C), The pro forma adjustments (Column D) reflect the adjustments necessary to reflect the acquisition of IBM assuming it had been consummated on October 1, 1993.

    The pro forma statement of operations for the six months ended March 31, 1995 includes the historical accounts of the Company and its subsidiaries (including Timberjack for the entire period) combined with the operations of IBM for the 26 weeks ended March 26, 1995.

(2) To reflect the purchase of IBM assuming an acquisition date of March 31, 1995:


Financing provided:
          Revolving line of credit           $ 8,854,031
          Term loans                           6,000,000
          Subordinated debt                   12,550,000
          Redeemable warrant                     450,000
                                             -----------
            Total financing                                 $27,854,031

     Cash paid by the Company (See note 3)                    4,000,000
                                                            -----------

               Total purchase price                          31,854,031
                                                            -----------


 To allocate the purchase price to the fair value of net assets acquired:


     Book value of IBM net assets acquired at
      March 26, 1995                                  19,622,307
     Adjustments to book value:
          Inventories                                    511,101
          Property and equipment                         417,000
     Costs of financing                                1,019,000
                                                     -----------

               Fair value of net assets acquired      21,569,408
                                                     -----------

               Goodwill                              $10,284,623
                                                     ===========

    The warrant issued in connection with the subordinated debt provides that the warrant holders may purchase shares of the Company's Overhill subsidiary (representing 22.5% of its common stock) at any time for a period of ten years for a nominal exercise price of $100. The warrant holders also have the option to "put" the warrants to the Company any time after the warrant's fifth anniversary at a "put" price based upon various fair market value estimates. The initial undiscounted "put" value of the warrants was determined to be 22.5% of the book value of Overhill at the date of acquisition which was $900,000. This value was discounted at a rate of 13.95% resulting in a discounted value of $450,000 which was recorded as a debt discount. The initial value recorded for the warrant is subject to periodic charges for accretion based upon changes in the estimated value of the warrant which are expected to approximate 22.5% of the earnings of the subsidiary.

(3) Upon closing of the purchase, the Pyrenees Group, a related party to the Company, paid $ 4,000,000 to IBM on the Company's behalf. Of this amount $2,992,000 represented repayment of obligations of Pyrenees to the Company, with the remaining $ 1,008,000 representing a temporary advance by Pyrenees to the Company.

(4) For purposes of goodwill amortization the Company determines the period to be benefited by using qualitative measuring factors such as competition, demand and obsolescence, as well as legal, regulatory and contractual provisions. In addition, the Company evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted cash flows of the related business unit. Based upon the above policies, the Company has determined that a 20-year amortization period is appropriate for the goodwill related to the IBM acquisition and has reflected $514,000 of goodwill amortization for the year ended September 30, 1994 and $257,000 for the six months ended March 31, 1995.

    Additionally, pro forma adjustments to selling, general and administrative expenses reflect the elimination of IBM's profit sharing plan expenses of $346,000 for the year ended September 30, 1994 and $182,000 for the six months ended March 31, 1995. IBM's profit sharing obligations were not assumed by the Company.

(5) Reflects the interest expense and amortization of debt discount and costs of financing related to the debt incurred in connection with the purchase of the IBM net assets. Interest expense on variable rate debt has been calculated using the base rate in effect at the date of the acquisition (9%). Pro forma reductions of the revolving line of credit during the year and 6-month periods were considered in the computation of interest expense. Debt discount is being amortized over the term of the subordinated debt using the interest method. Refer to the initial filing of Form 8-K dated May 5, 1995 for a description of the terms of the debt issued in connection with the acquisition.

(6) Reflects the elimination of interest income generated by IBM cash investments.

(7) Adjustments to income tax expense reflect federal and state income taxes at 40% of the incremental pre tax earnings provided by IBM and the effect of pro forma utilization of net operating loss carryforwards for both the year ended September 30, 1994 and for the six months ended March 31, 1995.

(8) Pro forma income per share before extraordinary item and cumulative effect of accounting change for the year ended September 30, 1994 was determined by dividing pro forma income before extraordinary item and cumulative effect of accounting change by the pro forma weighted average common shares outstanding for the period (historical average shares and common stock equivalents). Common stock options, as well as convertible preferred stock, are common stock equivalents and have been included in the computation of pro forma income per share before extraordinary item and cumulative effect of accounting change, since their effect, based on the average market price of the Common Stock for the periods presented, is dilutive. Such common stock equivalents had been omitted from the Company's historical per share operating results since their effect would have been antidilutive. Primary and fully diluted income per share are essentially the same for all periods presented.